UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Medical Officer

Effective as of July 1, 2022, Aravive, Inc. (the “Company”) appointed Dr. Robert B. Geller to serve as the Company’s Chief Medical Officer.

Dr. Geller, age 68, started his academic career as the Director of the Stem Cell Transplant program at the University of Chicago and as the Director of the Leukemia Service and Director of the Unrelated Transplant Program, Emory University. He then transitioned to community practice where he focused on the development of clinical pathways for patients with hematologic malignancies and solid tumors, and the expansion of community-based clinical research programs. After over two decades in clinical practice, he then transitioned to the biopharmaceutical industry, where he held positions in medical affairs and clinical development at Alexion Therapeutics, Heron Therapeutics and Coherus Biosciences. Specifically, from 2019 until June 2022, Dr. Geller served as Senior Vice President (Medical Affairs) at Coherus Biosciences where he was involved in the clinical development and successful commercialization of both their biosimilar franchise and their immune-oncology pipeline. From 2015-2019, Dr. Geller served as Vice President at Heron Therapeutics where he developed and recruited the medical affairs team in anticipation of the launch of Heron’s products and development of its pipeline. Dr. Geller has authored over 200 publications and abstracts and has served as reviewer for numerous medical journals. Dr. Geller earned a Bachelor and Master of Science degrees in Physics at the Massachusetts Institute of Technology (MIT) and Medical Doctor degree from Harvard Medical School. Dr. Geller completed a medical residency at the Hospital of the University of Pennsylvania and Medical Oncology Fellowship at the Johns Hopkins Oncology Center. Dr Geller is a Diplomat in Internal Medicine and Medical Oncology with the American Board of Internal Medicine.

Pursuant to the terms of an Offer Letter that is effective July 1, 2022 by and between Dr. Geller and the Company (the “Offer Letter”), Dr. Geller’s compensation for serving as the Company’s Chief Medical Officer includes: (i) an annual base salary of $440,000; (ii) an annual discretionary bonus targeted at 40% of his base salary, dependent on the Company’s achievement of objective and subjective criteria established by the Company’s Chief Executive Officer and approved by the Company’s Board; (iii) an option to purchase 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and (iv) eligibility to participate in a number of Company-sponsored benefits, including its medical, dental and 401(k) plans, under the terms and conditions of the benefit plans that may be in effect from time to time. The stock options will have an exercise price equal to the fair market value of the Common Stock on the date of the grant, expire ten years after the date of the grant and will vest as follows: 25% of the shares subject to the options will vest twelve months after the date of the grant, and the remaining 75% of the shares subject to the options will vest in equal monthly installments over the next 36 months following the one-year anniversary of the date of grant, subject to Dr. Geller’s continued service to the Company. All compensation offered to Dr. Geller is subject to applicable tax withholdings.

Dr. Geller’s employment with the Company is “at will” and for no specific period of time. Either the Company or Dr. Geller may terminate his employment at any time and for any reason, with or without cause or advance notice. Under the Company’s 2019 Equity Incentive Plan, if Dr. Geller is voluntarily terminated in connection with certain corporate transactions, including a Change in Control (as defined therein), Dr. Geller will be eligible for full accelerated vesting of his outstanding stock options. In addition, if Dr. Geller is terminated in connection with a Change in Control, severance benefits will be those specified under the Company’s 2019 Equity Incentive Plan and the Company’s Change in Control Severance Plan the form of which was previously filed with the Securities and Exchange Commission, which provides specified severance benefits to certain eligible officers and employees of the Company.

There are no family relationships between Dr. Geller and any of the Company’s directors or executive officers, nor does Dr. Geller have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Dr. Geller was appointed as the Company’s Chief Medical Officer.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On July 5, 2022, the Company issued a press release regarding the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

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The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated June 13, 2022, by and between Aravive, Inc. and Dr. Robert B. Geller
99.1	Press Release issued by Aravive, Inc. dated July 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer

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